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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-A

                         ------------------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               NBN CAPITAL TRUST
                               NORTHEAST BANCORP
            -------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                                       [APPLIED FOR]
                   MAINE                                         65-0624640
    ---------------------------------                       --------------------
    (States or Other Jurisdictions of                         (I.R.S. Employer
      Incorporation or Organization)                        Identification Nos.)

          232 CENTER STREET                                         04210
            AUBURN, MAINE                                        ----------
----------------------------------------                         (Zip Code)
(Address of Principal Executive Offices)


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-88853 AND 333-88853-01


   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE EXCHANGE ACT:


                                                          NAME OF EACH EXCHANGE
              TITLE OF EACH CLASS                          ON WHICH REGISTERED
              -------------------                         --------------------

__% Preferred Securities of NBN Capital Trust            American Stock Exchange
  (and the Guarantee with respect thereto)

         SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE EXCHANGE
ACT:

                                     None
        ----------------------------------------------------------
                                (Title of class)




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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the securities to be registered hereby is set forth under the captions "Description of Preferred Securities", "Description of Junior Subordinated Debentures", and "Description of Guarantee" in the prospectus that forms part of the registration statement of NBN Capital Trust and Northeast Bancorp (Registration Nos. 333-88853 and 333-88853-01, respectively) filed with the Securities and Exchange Commission on October 27, 1999, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The information contained in the above-referenced sections of the foregoing Registration Statement and the prospectus which is a part thereof are hereby incorporated by reference thereto. A definitive prospectus describing the securities being registered hereby will be filed pursuant to Rule 424(b) under the Securities Act and, upon filing, shall be deemed to be incorporated herein by reference thereto.

ITEM 2. EXHIBITS

         4.1 -- Form of Indenture with respect to the ___% Junior
                Subordinated Debentures of Northeast Bancorp.*

         4.2 -- Form of Junior Subordinated Debentures (included in Exhibit
                4.1).*

         4.3 -- Trust Agreement of NBN Capital Trust (including Certificate of Trust of NBN Capital Trust).*

         4.4 -- Form of Amended and Restated Trust Agreement of NBN Capital Trust.*

         4.5 -- Form of ___% Preferred Securities of NBN Capital Trust (included in Exhibit 4.4).*

         4.6 -- Form of Guarantee Agreement of Northeast Bancorp.*

* Each such document is hereby incorporated herein by reference to the form thereof included as similarly numbered exhibits to the Registration Statement of Northeast Bancorp and NBN Capital Trust under the Securities Act of 1933, as amended, Registration Nos. 333-88853-01 and 333-88853, respectively.



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: November 4, 1999

                                    NORTHEAST BANCORP


                                    By: /s/ James D. Delamater
                                       -----------------------------------------
                                           James D. Delamater
                                           President and Chief Executive Officer


                                    NBN CAPITAL TRUST

                                    By: NORTHEAST BANCORP, as Depositor


                                    By: /s/ James D. Delamater
                                       -----------------------------------------
                                           James D. Delamater, President
                                           and Chief Executive Officer